NEWS RELEASE


                                             CONTACT:    Lester A. Aaron
                                                         Chief Financial Officer
                                                        (818) 591-9800

                   UNICO AMERICAN CORPORATION REPORTS RESULTS
                   FOR ITS SECOND QUARTER ENDED JUNE 30, 2005

Woodland Hills, California, August 11, 2005 - Unico American Corporation (NASDAQ
- "UNAM") announced today that for its quarter ended June 30, 2005, revenues were $15,662,323 and net income was $1,693,313 ($0.30 diluted income per share) compared with revenues of $15,243,414 and net income of $1,233,390 ($0.22 diluted income per share) for the quarter ended June 30, 2004. Revenues for the six months ended June 30, 2005, were $31,143,437 and net income was $3,198,493 ($0.57 diluted income per share) compared with revenues of $30,923,605 and net income was $2,491,387 ($0.45 diluted income per share) for the six months ended June 30, 2004.

Stockholders' equity was $45,219,036 at June 30, 2005, or $8.23 per common share including unrealized after-tax investment losses of $41,050 compared to stockholders' equity of $42,425,325 or $7.72 per common share including unrealized after-tax investment gains of $376,172 at December 31, 2004.

Unico American Corporation is an insurance holding company that provides property, casualty, health and life insurance, and related premium financing through its wholly owned subsidiaries.

                                 (Table Follows)

                   UNICO AMERICAN CORPORATION AND SUBSIDIARIES
                     SUMMARY OF CONSOLIDATED FINANCIAL DATA
                                   (UNAUDITED)
                       ($ in thousands, except per share)



                                                    Three Months Ended Ended              Six Months Ended
                                                            June 30                            June 30
                                                            -------                            -------
                                                      2005          2004                2005            2004
                                                      ----          ----                ----            ----


Revenues
--------
Insurance Company Revenues
   Premium earned                                    $16,534       $16,839             $33,210         $33,314
   Premium ceded                                       3,543         4,511               7,393           8,400
                                                      ------        ------              ------          ------
      Net premium earned                              12,991        12,328              25,817          24,914
   Investment income                                   1,054         1,023               2,090           2,115
   Other income                                           19            19                  44              49
                                                      ------        ------              ------          ------
      Total Insurance Company Revenues                14,064        13,370              27,951          27,078

Other Revenues from Insurance Operations
   Gross commissions and fees                          1,391         1,629               2,765           3,340
   Investment income                                      15             8                  28              18
   Finance charges and fees                              189           235                 392             482
   Other income                                            3             1                   7               6
                                                      ------        ------              ------          ------
      Total Revenues                                  15,662        15,243              31,143          30,924
                                                      ------        ------              ------          ------

Expenses
--------
Losses and loss adjustment expenses                    8,183         8,652              16,556          17,609
Policy acquisition costs                               2,722         2,645               5,327           5,123
Salaries and employee benefits                         1,272         1,097               2,559           2,314
Commissions to agents/brokers                            172           231                 357             502
Other operating expenses                                 669           673               1,344           1,462
                                                      ------        ------              ------          ------
   Total Expenses                                     13,018        13,298              26,143          27,010
                                                      ------        ------              ------          ------

   Income Before Income Taxes                          2,644         1,945               5,000           3,914
Income tax provision                                     951           712               1,802           1,423
                                                       -----         -----               -----           -----

   Net Income                                         $1,693        $1,233              $3,198          $2,491
                                                       =====         =====               =====           =====


PER SHARE DATA
--------------
Basic
  Earnings Per Share                                   $0.31         $0.22               $0.58           $0.45
  Weighted Average Shares (000)                        5,496         5,490               5,496           5,490
Diluted
  Earnings Per Share                                   $0.30         $0.22               $0.57           $0.45
  Weighted Average Shares (000)                        5,615         5,573               5,614           5,575


INSURANCE COMPANY STATUTORY OPERATING RATIOS
--------------------------------------------
Losses and Loss Adjustment Expenses                     62.8%         69.9%               63.9%           70.4%
Underwriting Expenses                                   29.1%         29.0%               29.5%           28.5%
                                                        ----          ----                ----            ----
  Combined Ratio                                        91.9%         98.9%               93.4%           98.9%
                                                        ====          ====                ====            ====